ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20070074937-39
Filing Date and Time
01/30/2007 7:44 AM
Entity Number
E0082672007-8

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Utalk Communications Inc
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: The Nevada Agency and Trust Company (MANDATORY) Physical Street Address: 50 West Liberty Street Suite 880; City: Reno; Nevada; Zip Code: 89501 (OPTIONAL) Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000; Par value per share: $ .001; Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: Mazen Hleiss Street Address: Awkaf Building, 5th Floor, Jemayzat Str.; City: Tripoli, Lebanon; State: ; Zip Code: 2. Name: Yavuz Konur Street Address: Esatposa Street, cumhuriyet mahalle, ozanakent sit. uskudar; City: Istanbul, Turkey; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Any Lawful Business Activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Name: Amanda Cardinalli; Signature: X [signature] Address: 50 West Liberty Street Suite 880; City: Reno; State: NV; Zip Code: 89501
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date: 1/30/2007

This form must be accompanied by appropriate fees.